SECOND AMENDMENT, MODIFICATION AND CONSENT TO
                         TRANSACTION DOCUMENTS AGREEMENT


      Agreement made this 11th day of August, 2006 ("Second Amendment") among Conspiracy Entertainment Holdings, Inc., a Utah corporation (the "Company"), and the signators hereto who are Lenders or successors to Lenders under certain Securities Purchase Agreements with the Company dated as of August 31, 2004 ("First Closing Date") and January 31 2005 ("Second Closing Date"), as amended pursuant to an Amendment, Modification and Consent to Transaction Documents Agreement on August 5, 2005 ("First Amendment").

      For good and valuable mutual consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. All capitalized terms herein shall have the meanings ascribed to them in the Securities Purchase Agreements and related documents ("Transaction Documents").

      2. The Company and the Lenders hereby agree to deem the Transaction Documents amended to reflect the additional Purchase Price ("August 2006 Purchase Price") as set forth on Schedule A hereto. Purchase Price shall mean the aggregate of the Purchase Price in connection with the First Closing Date, Second Closing Date, the Additional Purchase Price pursuant to the First Amendment and the August 2006 Purchase Price.

      3. An additional Closing (the "August 2006 Closing") shall take place on or before August 10, 2006 (the "August 2006 Closing Date") in connection with the August 2006 Purchase Price and the Notes to be issued in connection therewith (the "Notes") (a form of which has been approved by the Company and Lenders), upon satisfaction of all conditions to Closing set forth in this Second Amendment. The Notes to be delivered on the August 2006 Closing Date are included in the definition of "Securities" in the Transaction Documents.

      4. All the representations, warranties and undertakings made by the Company in the Transaction Documents as of the First Closing Date, Second Closing Date, and Subsequent Closing Date (as defined in the First Amendment), other than the Company's undertaking to prepare or file any Registration Statement or use its reasonable best efforts to cause such Registration Statement to be declared effective by the Securities Exchange Commission, are hereby made by the Company as of the August 2006 Closing Date, as if such representations, warranties and undertakings were also made and given on the August 2006 Closing Date.

      5. All of the covenants and conditions set forth in the Transaction Documents other than the Company's undertaking to prepare or file any Registration Statement or use its reasonable best efforts to cause such Registration Statement to be declared effective by the Securities Exchange Commission are hereby adopted and renewed by the Company as of and for the August 2006 Closing Date.

      6. On or before the August 2006 Closing Date, the Company will deliver to the Lenders the Notes issued as of the August 2006 Closing Date in the amounts set forth on Schedule A hereto in connection with the August 2006 Purchase Price. Thereafter each Lender will deliver its August 2006 Purchase Price to the Company pursuant to wire instructions annexed hereto as Schedule B. The August 2006 Closing Date will be the date the Lenders give instructions for the August 2006 Purchase Price to be transmitted to Company.

      7. The Conversion Price of the Debentures issued on or about the First Closing Date and Second Closing Date for each of the Lenders, Stonestreet Limited Partnership, Whalehaven Fund Limited and Whalehaven Capital LP, is hereby amended to be the lesser of $0.02 or seventy percent (70%) of the average of the five lowest closing bid prices for the Company's Common Stock as reported by Bloomberg, L.P. for the thirty (30) trading days prior to a Conversion Date.

      8. The Maturity Date of the Notes to be issued on the August 2006 Closing Date will be February 1, 2007.

      9. Provided an Event of Default has not occurred, then on each of the thirtieth and sixtieth days after the August 2006 Closing Date, the Company will deliver a Note in the amount of $20,000 to each of the two Lenders. Such Notes will be identical to the Notes to be issued on the August 2006 Closing Date except as to the principal amount of the Notes. The Maturity Date of such Notes will be February 1, 2007. The holders of such Notes are granted the same rights and benefits in connection therewith as the holders of the Notes issued in connection with the August 2006 Closing. Upon receipt of each such Note, each Lender recipient shall wire $20,000 to the Company pursuant to the wire instructions set forth on Schedule B hereto.

      10. On the August 2006 Closing Date, the Company will deliver to the Lenders signed resignations of all of its officers and directors ("Resignations") in form acceptable to Lenders. In the event that the Company does not timely file a Form 10-QSB or Form 10-KSB reflecting that the Projections set forth on Schedule C required to be achieved have been timely achieved, then the Lenders will not be required to purchase the Notes described in Section 9 above, and the Lenders will be permitted to immediately accept the Resignations on behalf of the board of directors and officers of the Company. If an Event of Default (as defined in the Notes), occurs and the Lenders seek to enforce their rights in the Notes or the Debentures issued on or about the First Closing Date and the Second Closing Date (the "Debentures") then the Lenders will be permitted to immediately accept the Resignations on behalf of the board of directors and officers of the Company. In the event that the Projections set forth on Schedule C are timely achieved and the Notes and the Debentures are paid in full or cancelled, the Resignations shall immediately thereafter be deemed to be void. The rights described in this Section 10 may be enforced by the Lender by temporary or permanent injunction and specific performance.


      11. The parties hereto acknowledge and agree that the Security Interest Agreements executed by the Company and Lenders on or about the First Closing Date and Second Closing Date shall relate to the August 2006 Purchase Price as if such August 2006 Purchase Price had been paid and released to the Company on the First Closing Date. The obligations arising under the Transaction Documents entered into in connection with the Notes and the August 2006 Purchase Price are included as a component of the Obligations as defined in the Security Interest Agreements. The Lenders or their agent or a representative are authorized by the Company to file an additional filing or amendment to any and all UCC-1 or UCC-3 Financing Statements filed on behalf of the Lenders.

      12. The August 2006 Purchase Price will be used by the Company exclusively as follows: to pay the Company's administrative expenses and investor relations.

      13. In connection with the transactions described in this Second Amendment, Palladium Capital Advisors, LLC will be paid a commission of 500,000 restricted shares of the Company' Common Stock ("Commission Shares"). The Commission Shares will be issued and delivered not later than five business days after the August 2006 Closing Date. The Commission Shares will be issued as follows: Palladium Capital Advisors LLC - 125,000 Shares and Moshe Hartstein - 375,000 Shares. The holders of the Commission Shares are granted the same registration rights granted to the Lenders in connection with the Notes to be issued on the August 2006 Closing Date.

      14. Any failure by the Company to comply with any term of this Second Amendment shall be an Event of Default under the Transaction Documents and Notes and a material breach of the Company's obligations.

      15. The undersigned consent to the amendment of all Schedules, Exhibits and documents including but not limited to the Security Interest Agreements to include the August 2006 Purchase Price.


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

      16. The attorney for the Lenders will receive legal fees from the Company of $4,000 which will be payable on the August 2006 Closing Date and held back by Lenders from the August 2006 Purchase Price.

      17. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

      18. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

      19. The parties hereto agree to expeditiously proceed with the August 2006 Closing.

      20. Except as amended hereby all other terms of the Transaction Documents shall remain in full force and effect including but not limited to those terms governing venue, jurisdiction and governing law, which shall also apply to this Second Amendment.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first written above.

"COMPANY"
CONSPIRACY ENTERTAINMENT
HOLDINGS, INC.,
a Utah corporation


By: _____________________________________


Its: _____________________________________


                                   "LENDERS":




--------------------------------          ------------------------------
ALPHA CAPITAL ANSTALT                     WHALEHAVEN CAPITAL FUND, LTD



--------------------------------          ------------------------------
STONESTREET LIMITED PARTNERSHIP           WHALEHAVEN FUND LIMITED


--------------------------------
WHALEHAVEN CAPITAL LP


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



                         SCHEDULE A TO SECOND AMENDMENT



----------------------------------------------------------------------
SUBSCRIBER                                       AUGUST 2006
                                                 PURCHASE PRICE
----------------------------------------------------------------------
ALPHA CAPITAL ANSTALT                            $123,500.00
Pradafant 7,
Furstentums 9490
Vaduz, Liechtenstein
Fax: 011-42-32323196
----------------------------------------------------------------------
WHALEHAVEN CAPITAL FUND LIMITED                  $123,500.00
3rd Floor, 14 Par-La-Ville Road
Hamilton HM08, Bermuda
Fax: 441 292-1373
----------------------------------------------------------------------
TOTAL                                            $247,000
----------------------------------------------------------------------


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



                         SCHEDULE B TO SECOND AMENDMENT


Wire Instructions:


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



                                   SCHEDULE C

                                   PROJECTIONS


      The Company must timely file reports on Form 10-QSB or Form 10-KSB, showing gross revenues from sales in the ordinary course of business net of returns as follows:

      2nd quarter of 2006                             $343,000

      3rd quarter of 2006                             $351,000

      4th quarter of 2006                             $450,000





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